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                                                              Exhibit (a)(14)



                                 NORTHERN FUNDS

                        AMENDMENT NO. 13 TO AGREEMENT AND
                              DECLARATION OF TRUST


                  WHEREAS, Section 4.1 of the Agreement and Declaration of Trust dated October 12, 1993 (the "Declaration") of Northern Funds (the "Trust") provides that the Declaration may be amended to establish and designate new Series or Classes of Shares by an instrument in writing executed by a majority of the Trustees of the Trust and setting forth such establishment and designation and the relative rights and preferences of such Series or Classes;

                  NOW, THEREFORE, the undersigned, being a majority of the Trustees of the Trust, hereby:

                  (1) amend the Declaration by designating and establishing two additional Series and Classes of Shares ("Additional Series and Classes") to be known as the Initial Classes of the "Tax-Exempt Money Market Fund" and the "Small Cap Growth Fund," each Additional Series and Class to have the relative rights and preferences set forth in
         Section 4.2(a) through (m) of the Declaration; and

                  (2) determine that, pursuant to Section 7.3 of the Declaration, the foregoing amendment shall be effective as of the date set forth below.

                  WITNESS our hands as of this 15th day of September, 1999.



/s/ Silas S. Cathcart                       /s/ Raymond E. George, Jr.
____________________________________        ____________________________________
Silas S. Cathcart                           Raymond E. George, Jr.


/s/ James W. Cozad                          /s/ Michael E. Murphy
____________________________________        ____________________________________
James W. Cozad                              Michael E. Murphy


/s/ Wesley M. Dixon, Jr.                    /s/ Mary Jacobs Skinner
____________________________________        ____________________________________
Wesley M. Dixon, Jr.                        Mary Jacobs Skinner


/s/ William J. Dolan, Jr.
____________________________________
William J. Dolan, Jr.